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                                                                   EXHIBIT 10.32
                              CONSULTING AGREEMENT
                                 BY AND BETWEEN
                             UROHEALTH SYSTEMS, INC.
                                       AND
                              RICHARD R. NEWHAUSER


         THIS CONSULTING AGREEMENT (this "Agreement") is entered into as of August 14, 1996 (the "Execution Date"), by and between UROHEALTH Systems, Inc., a corporation organized and existing under the laws of Delaware ("UROHEALTH"), and Richard R. Newhauser, a person acting in his individual capacity ("Consultant").


                                   WITNESSETH:


         WHEREAS, UROHEALTH desires to retain the consultation services of Consultant to aid in UROHEALTH's continuing mission to develop, improve, and expand its business;


         WHEREAS, Consultant possesses the knowledge and professional expertise to aid UROHEALTH in its mission to develop, improve and expand its business as referenced above;


         WHEREAS, UROHEALTH and Consultant desire to enter into this Agreement in accordance with Section 2.4 of that certain Agreement and Plan of Merger, dated as of July 5, 1996, by and among UROHEALTH, UROHEALTH, Inc., and Richard-Allan Medical Industries, Inc.;


         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


         SECTION 1. CONSULTING SERVICES. During the term of this Agreement, Consultant shall perform those consulting services and work on such projects as Consultant and UROHEALTH may from time to time mutually agree. Consultant shall devote sufficient time and best efforts as a consultant in order to perform the responsibilities under this Agreement to the satisfaction of UROHEALTH. Consultant shall provide services under this Agreement as reasonably requested by UROHEALTH at the times reasonably available to Consultant, taking into account Consultant's other professional duties.


         SECTION 2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue for five (5) years thereafter, unless terminated earlier by either party in accordance with Section 3. "Effective Date" shall mean the date of termination of that certain Employment Agreement dated as of August __, 1996 by and between UROHEALTH and Consultant.
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         SECTION 3. TERMINATION. Consultant may terminate this Agreement at any time upon thirty (30) days' written notice to UROHEALTH. UROHEALTH may terminate this Agreement for "cause," which for purposes of this Agreement shall mean (i) the willful engaging by Consultant in misconduct which is materially injurious to UROHEALTH, monetarily or otherwise, or (ii) Consultant's final conviction for fraud or of any felony involving moral turpitude. Notwithstanding the foregoing, Consultant shall not be deemed to have been terminated for cause under clause
(i) unless and until there shall have been delivered to Consultant a copy of a Notice of Termination from the Board of Directors of UROHEALTH after reasonable notice to Consultant and an opportunity for Consultant to be heard before the Board, finding that in the good faith opinion of the Board, Consultant was guilty of conduct set forth above and specifying the particulars thereof in detail. In addition, this Agreement shall be terminated automatically upon Consultant's death or incapacity, whether mental or physical. UROHEALTH or its designee shall determine in good faith whether Consultant is incapacitated for the purposes of this Section 3. Notwithstanding anything to the contrary herein contained, in the event performance by either party hereto of any term, covenant, condition or provision of this Agreement shall (i) jeopardize the licensure of UROHEALTH, (ii) jeopardize its participation in (a) Medicare, Medicaid, Blue Cross, or other reimbursement or payment programs, or (b) the FDA approval process, regulatory program and guidelines, or (c) any other state or nationally recognized accrediting organization, or (iii) be in violation of any statute, ordinance, or be otherwise deemed illegal, or be deemed unethical by any recognized body, agency, or association in the medical fields, UROHEALTH may, at its option, terminate this Agreement immediately.


         SECTION 4. COMPENSATION. In consideration for the services rendered by Consultant to UROHEALTH under this Agreement, UROHEALTH shall pay to Consultant during the term of this Agreement, Two Hundred Thousand Dollars ($200,000) per annum. Such sum shall be paid in 24 equal bi-monthly installments each year. Consultant shall be reimbursed by UROHEALTH for all proper, necessary and reasonable business expenses incurred as a result of the performance of services requested by UROHEALTH. Consultant shall submit a detailed bill and documentation as deemed necessary by UROHEALTH for expenses which shall be subject to approval by UROHEALTH's Chief Financial Officer. UROHEALTH shall also provide health insurance benefits to Consultant at levels comparable to benefits afforded by UROHEALTH to its California employees. Notwithstanding anything herein to the contrary, UROHEALTH's obligation to provide Consultant such health insurance benefits shall commence as of the Effective Date, shall survive the expiration or termination of this Agreement and shall continue until Consultant's death.


         SECTION 5. INSURANCE AND INDEMNIFICATION. UROHEALTH shall indemnify Consultant with respect to all matters relating to services rendered by Consultant hereunder, except for those caused by Consultant's willful misconduct.


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         SECTION 6. RESTRICTIVE COVENANTS.


                  6.1 Consultant agrees that during the term of this Agreement, and for the one (1) year period following the termination of this Agreement, he shall not serve as proprietor, partner, employee, stockholder, principal, member, agent, consultant, director, or officer for, or in any other capacity participate, engage, or have a financial or other interest in, any Direct Competitor of UROHEALTH. For purposes of this Agreement, "Direct Competitor" shall mean any person or entity, including, but not limited to, a partnership, limited liability company, or corporation, which is engaged in, or is about to become engaged in, the development or operation of any entity or business which develops, manufactures, or distributes medical products which perform the same functions as do those manufactured by UROHEALTH.


                  6.2 Consultant agrees and acknowledges that the restrictions contained herein are a reasonable and necessary protection of a legitimate interest of UROHEALTH and that any violation of this restriction would cause substantial and irreparable injury to UROHEALTH and that UROHEALTH would not have entered into this Agreement without receiving the additional consideration agreed to by Consultant herein binding himself/herself to this restriction. In the event of any violation of this restriction, UROHEALTH shall be entitled, in addition to any other remedy available, to preliminary and permanent injunctive relief hereof, and all costs of enforcement hereunder including, but not limited to, reasonable attorneys' fees, costs and expenses.


         SECTION 7. CONFIDENTIALITY. During the term of this Agreement, UROHEALTH, its clients, and its prospective clients may reveal to Consultant confidential and proprietary information of UROHEALTH ("Confidential Information"). Confidential Information shall include, but not be limited to, that information which is designated as confidential either in writing or orally, or that information which is not generally known to the public. With respect to any Confidential Information disclosed to Consultant, Consultant agrees to: (a) not disclose such Confidential Information to third parties except: (i) third parties for whom Consultant has secured the prior written approval of UROHEALTH, and/or (ii) as required by law or by any court or governmental body, agency or department of competent jurisdiction; and (b) use such Confidential Information only for the purpose of performing his/her obligations under this Agreement. Notwithstanding anything to the contrary herein, Consultant shall not have an obligation to preserve the confidentiality of any Confidential Information which was previously known to Consultant free of any obligation to keep it confidential or is or becomes publicly available by other than unauthorized disclosure. The provisions of this Section 7 shall survive expiration or termination of this Agreement for any reason.


         SECTION 8. STATUS OF THE PARTIES. In the performance of this Agreement, it is mutually understood and agreed that Consultant is performing as an independent contractor with, and not as an employee, partner, or joint venturer of or with UROHEALTH. Except as provided in Section 4, Consultant shall have no claim under this Agreement against UROHEALTH for workers' compensation, unemployment

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compensation, vacation pay, sick leave, disability benefits, retirement benefits, social security benefits or any other employee benefits of any kind, all of which shall be the sole responsibility of Consultant. UROHEALTH shall not withhold on behalf of Consultant pursuant to this Agreement any sums for income tax, unemployment insurance, social security or otherwise pursuant to any law or requirement of any government agency, and all such withholding, if any is required, shall also be the sole responsibility of Consultant. Consultant shall indemnify and hold UROHEALTH harmless from any and all loss or liability, if any, arising with respect to any of the foregoing benefits or withholding requirements.


         SECTION 9. GOVERNING LAW. This Agreement is being delivered and executed in the State of California and the validity, construction, and enforcement of this Agreement shall be governed in all respects by the laws of the State of California. Venue shall be proper only in a court of competent jurisdiction located in the State of California. The parties agree to be subject to personal jurisdiction and consent to service of process issued by a court in which venue is proper as defined in this Section 9.


         SECTION 10. MODIFICATION AND WAIVER. No modification of this Agreement shall be deemed effective unless in writing and signed by each of the parties. Any waiver of a breach of any provision of this Agreement shall not be deemed effective unless in writing and signed by the party against whom enforcement of the waiver is sought.


         SECTION 11. HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.


         SECTION 12. ASSIGNMENT. Neither party may assign, delegate, subcontract, or otherwise transfer its rights or obligations hereunder without the prior written consent of the other party and any assignment or other transfer in violation of this Section 12 shall be void; provided, however, that UROHEALTH may assign its rights and delegate its duties pursuant to this Agreement to any successor, subsidiary, or affiliate without the written consent of the Consultant.


         SECTION 13. SEVERABILITY. If, as a result of any valid Act of Congress or act of any legislature or any regulation duly promulgated by the United States or any state acting in accordance with the law, the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, render any other relationship or transaction between the parties, or any affiliate of the parties, illegal or in violation of law, then the parties shall negotiate in good faith, and shall take all steps necessary, including, but not limited to, amendment to the terms and conditions of this Agreement or return of the compensation or any part of the compensation paid pursuant to this Agreement, in order to reform this Agreement such that the terms and conditions of this Agreement, or the payments made pursuant to this Agreement, if any, shall not render any other relationship or transaction between the parties, or any affiliate of the parties, illegal or in violation of law.


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         SECTION 14. NOTICES. All notices, requests, demands, and other communications provided for hereunder shall be in writing and shall be deemed to been duly given if (i) delivered in person; (ii) given by prepaid telex or telegram, or by facsimile or other instantaneous electronic transmission device; or (iii) deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, as follows:


         If to UROHEALTH:

                  UROHEALTH Systems, Inc.
                  5 Civic Plaza, Suite 100
                  Newport Beach, California  92660
                  Attention:  General Counsel

         If to Consultant:

                  Richard R. Newhauser
                  19232 Fisher Island Drive
                  Fisher Island, Florida  33109


         SECTION 15. ATTORNEYS' FEES. In the event any party hereto brings an action or arbitration proceeding in connection with the performance, breach, or interpretation of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party all reasonable cost and expenses of such litigation or proceeding, including attorneys' fees, court costs, costs of investigation, and other costs, fees, and expenses reasonably related to such action or proceeding.


         SECTION 16. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.


         SECTION 17. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties concerning the subject matter hereof, and supersedes all prior negotiations, agreements and understandings between the parties, whether oral or in writing, concerning the subject matter hereof.


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         INTENDING TO BE LEGALLY BOUND, the parties, or their duly authorized representatives, have executed this Agreement to be effective on the Execution Date.


UROHEALTH SYSTEMS, INC.                         RICHARD R. NEWHAUSER


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Signature                                       Signature

Date                                            Date
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